Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of August 8, 2023 (this “Agreement”), is entered into by and among (a) Charles W. Ergen, Cantey M. Ergen and the other Persons listed on the signature pages hereto under the heading “Stockholders” (together with any subsequent transferees or assignees who become “Stockholders” pursuant to Section 4(b) below, collectively, the “Stockholders” and each individually, a “Stockholder”), (b) DISH Network Corporation, a Nevada corporation (“Parent”), and (c) EchoStar Corporation, a Nevada corporation (the “Company”). Unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the entry into this Agreement, Parent, Eagle Sub Corp., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Parent will acquire the Company by means of a merger of Merger Sub with and into the Company (the “Merger”), upon consummation of which, the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation and a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, or is an Entity that is the record holder of, the number of shares of (a) Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (the “Owned Company Shares”; the Owned Company Shares and any additional shares of capital stock or other voting securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof and prior to the Termination Date (as defined below), including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Company Shares”) and (b) Parent Common Stock set forth opposite such Stockholder’s name on Schedule B hereto (the “Owned Parent Shares” and, together with such Stockholder’s Owned Company Shares, the “Owned Shares”; the Owned Parent Shares and any additional shares of capital stock or other voting securities of Parent of which the Stockholder acquires record or beneficial ownership after the date hereof and prior to the Termination Date, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Parent Shares” and, together with such Stockholder’s Covered Company Shares, the “Covered Shares”);

WHEREAS, as a condition and inducement to the Company, Parent and Merger Sub’s willingness to enter into the Merger Agreement, the Company, Parent and each Stockholder are entering into this Agreement; and

WHEREAS, each Stockholder acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance in part on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and each Stockholder hereby agree as follows:

AGREEMENT

1.             No Voting Agreements. Each Stockholder hereby represents, covenants and agrees, solely with respect to such Stockholder, that such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement with respect to any Covered Shares, and shall not enter into at any time prior to the Termination Date, any voting agreement, voting trust or similar agreement or understanding with respect to any Covered Shares, (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares and (c) has not taken and shall not knowingly or intentionally take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of materially preventing such Stockholder from performing any of his, her or its obligations under this Agreement.

2.             Termination. Subject to Section 13, this Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the written agreement of the Stockholders, the Company and Parent to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Section 4(e) (but only to the extent that this Agreement terminates pursuant to Section 2(a) hereof) and Sections 6, 9, 10, 13 to 27 (inclusive) shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the Termination Date.

3.             Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent and the Company, solely with respect to such Stockholder as follows:

(a)            Ownership. Such Stockholder is the record and/or beneficial owner of, or is an Entity that is the record holder of, and has good and marketable title to, the Owned Shares set forth opposite such Stockholder’s name on Schedule A or Schedule B (as applicable) hereto, in each case free and clear of any pledges, claims, liens, charges, equities, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever and free of any other limitation or restriction (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than as created by this Agreement or restrictions on transfer of general applicability arising under applicable federal securities laws. Such Stockholder (or in the case of Entities, another Stockholder) holds, and, subject to Section 4(b), shall continue to hold during the term of this Agreement, sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his, her or its Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares set forth opposite such Stockholder’s name on Schedule A or Schedule B (as applicable) hereto and shares of Company Common Stock and Parent Company Stock held by a charitable foundation for which Charles W. Ergen and Cantey M. Ergen serve as officers and directors and identified to the Company and Parent prior to the entry into this Agreement, such Stockholder and his, her or its Affiliates and Associates do not own beneficially or of record any (i) Company Common Stock, Parent Common Stock, or other voting securities of the Company or of Parent, (ii) securities of the Company convertible into or exchangeable for Company Common Stock or other voting securities of the Company, (iii) securities of Parent convertible into or exchangeable for Parent Common Stock or other voting securities of Parent, (iv) options or other rights to acquire from the Company any Company Common Stock, other voting securities or securities convertible into or exchangeable for Company Common Stock or other voting securities of the Company or (v) options or other rights to acquire from Parent any Parent Common Stock, other voting securities or securities convertible into or exchangeable for Parent Common Stock or other voting securities of the Company other than stock options granted by Company or by Parent (it being understood and agreed that, if any such options are exercised prior to the Termination Date, the shares received on account of such exercise shall be Owned Shares subject to this Agreement).

(b)            Organization. Such Stockholder, if it is a trust, has been duly created and is validly existing as a common law trust, and each of its trustees has been duly appointed and is validly acting as a trustee of such trust, under the laws of the jurisdiction of its administration. Such Stockholder, if it is an Entity other than a trust, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(c)            Authority. Such Stockholder has all requisite power, capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder, the performance by such Stockholder of his, her or its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby.

(d)            Consents and Approvals; No Conflicts. Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the Organizational Documents of such Stockholder, (B) result in any breach or violation of, or require any consent or action by any Person, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(e)            No Legal Proceedings. As of the date hereof, there is no Legal Proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially restrict or prohibit (or, if successful, would restrict or prohibit) the performance by such Stockholder of his, her or its obligations under this Agreement.

(f)            Fees. Except as provided in the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company, Parent or any of their respective Subsidiaries would be liable or responsible following the Closing in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.

(g)            Reliance by Parent and the Company. Such Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance in part upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his, her or its choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

4.             Certain Covenants of Each Stockholder. Each Stockholder hereby covenants and agrees as follows:

(a)            Such Stockholder (solely in the capacity as a stockholder of the Company or Parent, as applicable) will comply with the provisions of Section 4.2 (No Solicitation of Acquisition Proposals) of the Merger Agreement applicable to each of the Company and Parent as if such provisions were applicable to such Stockholder (for clarity, without modifying the definitions of Company Acquisition Proposal and Parent Acquisition Proposal set forth therein).

(b)            Prior to the Termination Date, subject to Section 26 and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) directly or indirectly sell (constructively or otherwise), transfer, pledge, hypothecate, grant, gift, encumber, assign or otherwise dispose of or convert (collectively “Transfer”), or enter into any contract, option, agreement or other Contract with respect to the Transfer of all or any portion of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement or similar agreement with respect to any Covered Shares or (iv) knowingly take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of materially preventing, disabling or delaying such Stockholder from or in performing his, her or its obligations under this Agreement. Any Transfer in violation of this provision shall be null and void ab initio. If any involuntary Transfer of any of the Covered Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding the foregoing, this Section 4(b) shall not prohibit a Transfer of the Covered Shares (including any new Covered Shares as described in Section4(c)) by such Stockholder to (1) Charles W. Ergen, Cantey M. Ergen or any of their Affiliates (excluding, for clarity, Parent and the Company and their respective Subsidiaries), (2) any member of the respective immediate families of Charles W. Ergen or Cantey M. Ergen, (3) an Entity established for the benefit of Charles W. Ergen or Cantey M. Ergen or any member of their respective immediate families, (4) gifts of an immaterial amount, or (5) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, so long as, prior to and as a condition to the effectiveness of any such Transfer, (A) the Transfer is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the Transfer is exempt from the registration provisions of the Securities Act and the requirements of all applicable state securities laws, (B) the transferee (if such transferee is not already a party to this Agreement) agrees to be bound by the terms of this Agreement and makes the same representations and warranties of the Stockholders contained herein and executes and delivers to the parties hereto a joinder acceptable to Parent and the Company memorializing such agreement, and (C) the transferee is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act).

(c)            Prior to the Termination Date, in the event that such Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, (i) any additional Company Common Stock or other voting securities with respect to the Company or (ii) any additional Parent Common Stock or other voting securities with respect to Parent, such Company Common Stock or other voting securities, or Parent Common Stock or other voting securities (as applicable) shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of shares of Company Common Stock and Parent Common Stock held by such Stockholder set forth on Schedule A or Schedule B (as applicable) hereto will be deemed amended accordingly and such Company Common Stock or other voting securities or Parent Common Stock or other voting securities (as applicable) shall automatically become subject to the terms of this Agreement. Such Stockholder shall promptly notify Parent and the Company of any such event, unless such acquisition of Company Common Stock or Parent Company Stock is from another Stockholder pursuant to a Transfer permitted under Section 4(b) hereof.

(d)            Such Stockholder acknowledges the provisions of Section 4.7 (Filings; Cooperation), Section 4.10 (Reasonable Best Efforts; Notification) and Section 4.18 (Takeover Statutes) of the Merger Agreement and hereby agrees to reasonably cooperate with Parent and the Company as reasonably requested in connection with their performance of such provisions, including by providing all information required in connection with any filings, notices or other documents to or for any Governmental Entity or other third person.

(e)            For a period of three (3) years following the Closing, such Stockholder and its controlled Affiliates shall not vote, or cause or direct to be voted (or act by written consent in respect of), the Parent Class A Common Stock owned by any of them as of the Closing Date, after giving effect to the Merger, other than in respect of any matter that is presented to holders of Parent Class A Common Stock on which holders of Parent Class B Common Stock are not entitled to vote.  For the avoidance of doubt, this Section 4(e) shall not apply to any shares of Parent Class A Common Stock acquired by the Stockholders following the Closing, including on the account of the conversion of any shares of Parent Class B Common Stock or received through any stock split, stock dividend or similar transaction.  This Section 4(e) shall be conditioned on the occurrence of the Closing and, otherwise, shall be of no force and effect.

5.             Registration Statement; Joint Information Statement/Prospectus; Private Placement of Ergen Shares.

(a)            Each of the Stockholders shall, as promptly as reasonably practicable, provide information that may be reasonably requested by the Company or Parent in connection with the preparation and/or filing of the Joint Information Statement/Prospectus and the Form S-4 Registration Statement, and the response to any comments or requests of the SEC or its staff in relation to the same. The information supplied by such Stockholder for inclusion in the Form S-4 Registration Statement (including the Joint Information Statement/Prospectus) will not, at the time the Form S-4 Registration Statement (and any amendment or supplement thereto) is filed with the SEC, is amended or supplemented or is declared effective or on the date that the Joint Information Statement/Prospectus is first mailed to the stockholders of the Company and the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In the event that any Stockholder becomes aware that the information supplied by such Stockholder for inclusion or incorporation by reference in the Joint Information Statement/Prospectus or the Form S-4 Registration Statement, at any time prior to the Closing, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, such Stockholder will promptly notify the Company and Parent of such circumstance and cooperate with the Company and Parent as they may reasonably request in remedying such circumstance.

(b)            Each of the parties acknowledges that the Merger Consideration to be paid to the Stockholders (the “Applicable Merger Consideration”) shall be issued through a private placement exemption from registration under the Securities Act. Parent, the Company and the Stockholders shall cooperate and take reasonable steps to ensure the issuance of the Merger Consideration (in the form of Parent Class A Common Stock and Parent Class B Common Stock) to the Stockholders complies with the requirements of the Securities Act and other applicable Legal Requirements.

(c)           Each Stockholder hereby represents, warrants and covenants to Parent and the Company, solely with respect to such Stockholder as follows, as of the date hereof and as of the Closing:

(i)            Such Stockholder has such knowledge, skill and experience in business, financial and investment matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Applicable Merger Consideration payable to such Stockholder. With the assistance of such Stockholder’s own professional advisors, to the extent that such Stockholder has deemed appropriate, such Stockholder has made his, her or its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Applicable Merger Consideration, and the consequences of the Merger Agreement. Such Stockholder has considered the suitability of the Applicable Merger Consideration as an investment in light of his, her or its own circumstances and financial condition and such Stockholder is able to bear the risks associated with an investment in the Applicable Merger Consideration, and it is authorized to invest in the Applicable Merger Consideration.

(ii)           Such Stockholder is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Such Stockholder agrees to furnish any additional information reasonably requested by Parent, the Company or any of their respective Affiliates to ensure compliance with the Securities Act and other applicable Legal Requirements in connection with the issuance of the Applicable Merger Consideration to such Stockholder.

(iii)           Such Stockholder understands that the issuance of the Applicable Merger Consideration to such Stockholder would be solely for such Stockholder’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Applicable Merger Consideration. Such Stockholder understands that the Applicable Merger Consideration will not be registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Stockholder and of the other representations, warranties and covenants made by such Stockholder in this Agreement. Such Stockholder understands that Parent and the Company are relying upon the representations, warranties and covenants contained in this Agreement (and any supplemental information) for the purpose of determining whether the issuance of the Applicable Merger Consideration to such Stockholder would meet the requirements for such exemptions.

(iv)          Such Stockholder understands that the Applicable Merger Consideration would constitute “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that such Stockholder may dispose of the Applicable Merger Consideration only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and such Stockholder understands that Parent has no obligation or intention to register any of the Applicable Merger Consideration or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, such Stockholder understands that, under the SEC’s rules, such Stockholder may dispose of the Applicable Merger Consideration only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that would apply to the Applicable Merger Consideration in the hands of such Stockholder.

(v)           Such Stockholder agrees that (A) subject to Section 4(b), such Stockholder will not Transfer the Applicable Merger Consideration or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and the requirements of all applicable state securities laws, (B) if applicable the certificates, if any, representing the Applicable Merger Consideration will bear a legend making reference to the foregoing restrictions and (C) Parent shall not be required to give effect to any purported Transfer of such Applicable Merger Consideration, except upon compliance with the foregoing restrictions.

(vi)          Such Stockholder is a United States person (as defined by Section 7701(a)(30) of the Code).

(vii)         Such Stockholder is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), and is not controlled by a “foreign person,” as defined in the DPA.

6.            Compliance with Merger Agreement. From and following execution of this Agreement, no Stockholder shall, or shall authorize or permit any of his, her or its Associates or Affiliates or his, her or its or their respective Representatives to, directly or indirectly, take or permit any action that would (a) cause or direct the Company or Parent to breach any provision of the Merger Agreement or (b) otherwise materially restrict, limit or interfere with the performance of the Merger Agreement or the transactions contemplated by the Merger Agreement.

7.            Registration Rights Agreement. Prior to the Closing, Parent and the Stockholders will enter into a registration rights agreement reasonably acceptable to the parties providing for the registration of the Ergen Stockholders’ shares of Parent Class A Common Stock and/or shares of Parent Class B Common Stock, in each case, received as Merger Consideration, and/or the registration of shares of Parent Class B Common Stock held by the Ergen Stockholders immediately prior to the closing of the Merger, upon request of the Stockholders, at Parent’s cost and expense.

8.            Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in his, her or its capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Covered Shares, and nothing in this Agreement shall restrict, limit or affect any actions taken (or omitted to be taken) by such Stockholder in such Stockholder’s capacity as a director or officer of Parent, the Company or any other Person. No action taken (or omitted to be taken) in any such capacity as a director or officer shall be deemed to constitute a breach of this Agreement.

9.            Trust Stockholders. In this Agreement, references to an Entity that is a trust Stockholder shall be deemed to be to the relevant trust or the trustees thereof acting in their capacities as such trustees, including for the purposes of such Stockholder’s representations and warranties.

10.          Waiver of Appraisal Rights. Each Stockholder acknowledges that no dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by the Merger Agreement or this Agreement pursuant to NRS 92A.380 and 92A.390 or any other applicable Legal Requirements and each Stockholder has hereby waived any and all applicable dissenter’s or appraisal rights and shall not seek to assert any such rights.

11.          Disclosure. Without limiting the terms of Section 5 or Section 12, each Stockholder hereby authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger and the transactions contemplated thereby (including the Form S-4 Registration Statement and the Joint Information Statement/Prospectus) and in any other announcement or disclosure required by the SEC or other applicable Legal Requirements, such Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

12.          Further Assurances. From time to time, at the request of Parent or the Company and without further consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further action, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement.

13.          Special Committee Approval. Notwithstanding anything in this Agreement to the contrary, until the Termination Date, (a) the Company and Parent may take the following actions only with the prior approval of, and shall take any such action if directed to do so by, their respective Special Committee: (i) amending, restating, modifying or otherwise changing any provision of this Agreement, (ii) waiving any right under this Agreement or extending the time for the performance of any obligation of any other party hereunder, (iii) terminating this Agreement, (iv) making any decision or determination, or taking any action under or with respect to this Agreement, and (v) agreeing to do any of the foregoing, and (b) no decision or determination shall be made, or action taken, by the Company Board or Parent Board, as applicable, under or with respect to this Agreement without first obtaining the approval of the applicable Special Committee. If either Special Committee ceases to exist, any consents, determinations, actions or other rights or obligations afforded to such Special Committee shall be afforded to a majority of the remaining independent and disinterested members of the Company Board or Parent Board, as applicable.

14.          Amendment and Modification. Neither this Agreement nor any term hereof may be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by Parent, the Company and each of the Stockholders, subject to Section 13.

15.          Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought (and, in the case of Parent or the Company, subject to Section 13).

16.          Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given and made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt, (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), then such communication shall be deemed duly given and made two Business Days after being sent, (c) if sent by electronic mail, when transmitted (unless the sender receives an automatic undeliverable reply) and (d) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when delivered to such authorized representative, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(i)            If to a Stockholder, to:

Robert J. Hooke

5856 S. Lowell Blvd., #32-201

Littleton, CO 80123

Email:	rob.hooke@summitcapitalllc.com

(ii)           if to Parent, to:

DISH Network Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

Attention:	Timothy A. Messner
Email:	legal.notices@dish.com (with a copy to tim.messner@dish.com)

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Andrew J. Nussbaum
Zachary S. Podolsky

Email:	ajnussbaum@wlrk.com
zspodolsky@wlrk.com

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	Scott D. Miller
Scott B. Crofton

Email:	millersc@sullcrom.com
croftons@sullcrom.com

(iii)          if to the Company, to:

EchoStar Corporation

100 Inverness Terrace East

Englewood, CO 80112

Attention:	Chief Legal Officer
Email:	legalnotices@echostar.com (with a copy to dean.manson@echostar.com)

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention:	Mark I. Greene
Aaron M. Gruber
Jin-Kyu Baek

Email:	mgreene@cravath.com
agruber@cravath.com
jbaek@cravath.com

and

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Daniel G. Dufner Jr.
Michael A. Deyong

Email:	daniel.dufner@whitecase.com
michael.deyong@whitecase.com

17.           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral (excluding, for clarity, the Confidentiality Agreement, the Merger Agreement, the Ergen DISH Written Consent or the Ergen EchoStar Written Consent), between the parties with respect to the subject matter hereof.

18.           Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

19.           Construction. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa. If a term is defined as one part of speech, it shall have a corresponding meaning when used as another part of speech. The words “hereof” and “herein” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or” when used in this Agreement shall be deemed to not be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”. Any reference to a Legal Requirement shall include any rules and regulations promulgated thereunder, and any reference to a Legal Requirement in this Agreement shall only be a reference to such Legal Requirement (as amended, supplemented or otherwise modified) as of the date of this Agreement. Any reference to any Contract shall refer to any such Contract as amended, supplemented or otherwise modified in accordance with its terms and without violating the terms of this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

20.           Assignment; Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that the Parent Special Committee and the Company Special Committee are each an intended beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Stockholders in accordance with its terms and each of Parent and the Company have the right on behalf of their respective stockholders to seek equitable relief or to pursue damages suffered by Parent and its stockholders or the Company and its stockholders, as applicable in the event of wrongful termination of this Agreement, fraud or intentional breach by the parties hereto, which right is hereby expressly acknowledged and agreed by the parties hereto.

21.            Applicable Law; Jurisdiction.

(a)           This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Nevada applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each of the parties (i) consents to and submits to the exclusive personal jurisdiction of the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, any other state district court located in the State of Nevada and, if no state district court in the State of Nevada has jurisdiction, a federal court sitting in Nevada) in any action, proceeding or other Legal Proceeding arising out of or relating to this Agreement or the Merger Agreement or any of the transactions contemplated by this Agreement or the Merger Agreement, (ii) agrees that all claims in respect of such action, proceeding or other Legal Proceeding shall be heard and determined in any such court, (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) shall not bring any action, proceeding or other Legal Proceeding arising out of or relating to this Agreement or the Merger Agreement or any of the transactions contemplated by this Agreement or the Merger Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action, proceeding or other Legal Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.

(b)           EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR OTHER LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each of the parties acknowledges that it and the other parties have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 21(b).

22.           Enforcement. Each of the parties agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that a party may have under law or in equity, in the event of any breach or threatened breach by a party of any covenant or obligation of such party contained in this Agreement, the other (non-defaulting) parties shall be entitled to obtain (a) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to such other party obtaining any remedy referred to in this Section 22, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

23.           Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

24.           Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement.

25.           No Presumption Against Drafting Party. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Legal Requirement, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

26.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company or any of their respective controlled Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit of and relating to the Covered Shares shall remain vested in and belong to the relevant Stockholder, and Parent and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the other or exercise any power or authority with respect to any Stockholder in the voting or transfer of any Covered Shares except as specifically provided herein and in the Merger Agreement.

27.           Acknowledgment of Merger Consideration; Inapplicability of Certain Organizational Document Provisions. Each Stockholder hereby acknowledges and agrees that, in connection with the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(a)           subject to Sections 1.08 and 1.10 of the Merger Agreement, each Covered Company Share which is a share of Company Class A Common Stock, Company Class C Common Stock (a “Covered Company Class C Share”) or Company Class D Common Stock that is outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of Parent Class A Common Stock equal to the Exchange Ratio (with all shares of Company Class C Common Stock outstanding, if any, treated for purposes of this calculation as if converted into Company Class A Common Stock at the effective conversion rate set forth in the Company Articles); and

(b)           subject to Sections 1.08 and 1.10 of the Merger Agreement, each Covered Company Share which is a share of Company Class B Common Stock (a “Covered Company Class B Share”) that is outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of Parent Class B Common Stock equal to the Exchange Ratio, and, for the avoidance of doubt, (i) each Stockholder who holds any Covered Company Class B Share or Covered Company Class C Share immediately prior to the Effective Time hereby irrevocably and unconditionally waives any and all rights and claims such Stockholder may have, pursuant to Article V(2)(d)(ii) of the Company Articles, to receive, at the closing of the Merger, the consideration such Stockholder would have received at the closing of the Merger if their Covered Company Class B Shares and Covered Company Class C Shares outstanding immediately prior to the Effective Time had been converted into Company Class A Common Stock immediately prior to the Effective Time at the conversion rate set forth in Article V(2)(d)(ii) of the Company Articles and (ii) each and every Stockholder who holds or shall hold any Covered Company Class B Share or Covered Company Class C Share at any time during the period commencing on the date hereof and expiring on the Termination Date hereby irrevocably and unconditionally waives any and all rights and claims such Stockholder may have, pursuant to Article V(2)(e) of the Company Articles, to receive advance written notice of the date on which the Merger shall take place and the date as of which the holders of Company Class A Common Stock of record shall be entitled to exchange their Company Class A Common Stock in consideration for the right to receive a number of validly issued, fully paid and non-assessable shares of Parent Class A Common Stock equal to the Exchange Ratio.

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IN WITNESS WHEREOF, the Company, Parent and each Stockholder have executed this Agreement as of the date first written above.

DISH NETWORK CORPORATION

By:	/s/ Timothy A. Messner
Name: Timothy A. Messner
Title: Executive Vice President, General Counsel and Corporate Secretary

ECHOSTAR CORPORATION

By:	/s/ Hamid Akhavan
Name: Hamid Akhavan
Title: Chief Executive Officer and President

Signature Page to Support Agreement

STOCKHOLDERS:

CHARLES W. ERGEN

/s/ Charles W. Ergen

Signature Page to Support Agreement

CANTEY M. ERGEN

/s/ Cantey M. Ergen

ERGEN TWO-YEAR DECEMBER 2021 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR DECEMBER 2022 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR MAY 2023 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR JUNE 2023 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR MARCH 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

Signature Page to Support Agreement

ERGEN TWO-YEAR JUNE 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR DECEMBER 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR JUNE 2023 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

TELLURAY HOLDINGS, LLC

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Manager

Signature Page to Support Agreement

Schedule A

Stockholder	Owned Company Shares (Record ownership)	Owned Company Shares (Beneficial ownership)
Charles W. Ergen	2,200,678 Class A 97,506 Class B	2,791,526 Class A 47,687,039 Class B
Cantey M. Ergen	47 Class A	2,216,153 Class A 47,687,039 Class B
Ergen Two-Year March 2022 SATS GRAT	3,693,428 Class B	3,693,428 Class B
Ergen Two-Year June 2022 SATS GRAT	2,687,900 Class B	2,687,900 Class B
Ergen Two-Year December 2022 SATS GRAT	13,900,000 Class B	13,900,000 Class B
Ergen Two-Year June 2023 SATS GRAT	14,500,000 Class B	14,500,000 Class B
Telluray Holdings, LLC	12,808,205 Class B	12,808,205 Class B

Schedule B

Stockholder	Owned Parent Shares (Record ownership)	Owned Parent Shares (Beneficial ownership)
Charles W. Ergen	85,582 Class A 161,240 Class B	37,607,195 Class A 238,435,208 Class B
Cantey M. Ergen	448 Class A	35,009,857 Class A 238,435,208 Class B
Ergen Two-Year December 2021 DISH GRAT	1,983,348 Class B	1,983,348 Class B
Ergen Two-Year December 2022 DISH GRAT	55,000,000 Class B	55,000,000 Class B
Ergen Two-Year May 2023 DISH GRAT	26,000,000 Class A 28,000,000 Class B	26,000,000 Class A 28,000,000 Class B
Ergen Two-Year June 2023 DISH GRAT	89,500,000 Class B	89,500,000 Class B
Telluray Holdings, LLC	6,699,489 Class A 63,790,620 Class B	6,699,489 Class A 63,790,620 Class B